Exhibit 99.1

Covetrus® Completes Sale of scil animal care to Heska

PORTLAND, Maine (April 1, 2020) -- Covetrus (NASDAQ: CVET), a global leader in animal-health technology and services, today announced that it has completed the sale of its scil animal care business (“scil”) to Heska Corporation (“Heska”) (NASDAQ: HSKA).

The transaction closed under an amended purchase agreement which reduced the total consideration paid to Covetrus from $125 million to $110 million. In conjunction with the price adjustment, an approximate $10 million escrow fund that was to be funded by Heska and used as collateral for a period of up to 18 months for any potential claims tied to the transaction was eliminated.

Covetrus plans to use the net proceeds received today, after closing adjustments and paying transaction-related fees and taxes, to help reduce the company’s net debt position and for other general corporate purposes.

“The scil business is in great hands with a high-quality partner in Heska and we are appreciative of their commitment to the business and the scil team during these unprecedented times,” said Ben Wolin, Covetrus president and chief executive officer. “We remain focused as an organization on the core drivers of our business and executing against our strategic priorities.”

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We’re bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our future financial and operating results including 2020 guidance, our plans to reduce our net debt and improve our leverage position, our value proposition, our objectives, expenses, expectations, trends and potential growth in our business, expected practices on our platform, intentions, our liquidity, product development and improvements, and other matters. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 3, 2020 and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

CONTACT

Nicholas Jansen | Investor Relations
nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop | Public Relations
kini.schoop@covetrus.com | (207) 550-8018

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